UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2009 (April 24, 2009)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 24, 2009, the Board of Directors of Trimble Navigation Limited (“Trimble” or the “Company”) amended Trimble’s Annual Management Incentive Plan (“the Plan”). The amendments to the Plan establish the range of percentages for the quarterly payouts under the Plan from 10% to 17.5% of each participant’s target. The amended Plan also permits the Board of Directors and the Chief Executive Officer (the “CEO”) to use either the Company’s Operating Income and/or Operating Margin, as such terms are defined in the Plan, to establish the performance goals for participants. In addition, the amendments capped the target payouts under the Plan for the CEO, certain vice presidents and all “covered employees,” as that term is defined in the Plan, at 200% of the targets for such participants. A description of the Plan is provided below and a copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The following description is qualified in its entirety by the Plan, as amended, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Participants. The CEO, all of the vice presidents of the Company and a number of senior-level managers and individual contributors as nominated by their respective vice presidents and approved by the CEO are eligible to participate in the Plan.

Determination of Payments. Payments earned under the Plan depend upon the Company’s quarterly and annual Operating Margin, and/or Operating Income (each, as defined below), with certain goals and minimum thresholds for Operating Income as a percentage of revenue, as such goals and thresholds are established by the CEO and/or the Board of Directors, for each participant. “Operating Margin” means Operating Income divided by revenue; and “Operating Income” means (i) with respect to a division, operating income for that division and (ii) with respect to the Company, operating income for the Company adjusted for amortization of intangibles, restructuring and infrequent charges.

Target payouts, ranging from 10% to 100% of base annual salary for each participant are determined by the CEO of the Company in conjunction with the executive officers and the vice presidents of the Company, and approved by the Board of Directors. The Board of Directors has established a target for the CEO of 100% of base annual salary.

Payouts. Payouts under the Plan range from zero to 300% of each participant’s target, upon achievement of each fiscal year’s planned goals based on Operating Margin and/or Operating Income of a combination of division and/or Company performance. However, the Board of Directors has determined that the CEO and certain vice presidents of the Company, including any “covered employees” under Section 162(m)(3) of the Internal Revenue Code of 1986, as amended, will be eligible for payouts ranging from zero to 200% of each participant’s target based upon achievement of Operating Margin or Operating Income goals of a combination of division and/or Company performance, as applicable, for such participant. Payments are made on a quarterly basis, ranging from 10% to 17.5% of target each quarter and the remainder after the close of the respective fiscal year. All payments are made net of employment, income and other applicable tax withholding. Participants may be required to remain continuously employed through a payment date to be entitled to a payout for the applicable period. Payments under the Plan are not intended to be deferred compensation under section 409A of the Internal Revenue Code of 1986, as amended, and all payouts under the Plan will be made no later than 2-1/2 months following the end of the year in which the payout is no longer subject to a substantial risk of forfeiture.

Term of Plan. The Plan is intended to continue in effect, from year to year, until terminated or amended by the Board of Directors.

ITEM 9.01	Financial Statements and Exhibits.

Ex. 10.1	Trimble Navigation Limited Annual Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: April 30, 2009	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Trimble Navigation Limited Annual Management Incentive Plan